United States

Securities and Exchange Commission

Washington, D.C

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 31, 2002

FIRST GEORGIA HOLDING, INC.

(Exact name of registrant as specified in its charter)

Georgia

(Name or other jurisdiction of incorporation)
Georgia	0-16657	58-1781773
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1703 Gloucester Street, Brunswick, GA	31521
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (912) 267-7283

Information to be included in report

Item 8. Change in Fiscal Year

On October 21, 2002, First Georgia Holding, Inc.'s Board of Directors approved a change in the Company's fiscal year from September 30 to December 31. The report on Form 10-KSB covering the transition period from October 1, 2002 through December 31, 2002 will be filed in accordance with the Securities and Exchange Commission filing requirements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Georgia Bank

By: /s/G.F. Coolidge, III

EVP, COO

Dated: October 31, 2002